Exhibit 1.2

BY-LAW NO. 1

of

     CURRENT TECHNOLOGY CORPORATION CORPORATION TECHNOLOGIE AU COURANT

     BE IT ENACTED and it is hereby enacted as a by-law of Current Technology Corporation/ Corporation Technologie Au Courant ("Corporation") as follows:

Exhibit 1.2

PART 15 - DOCUMENTS, RECORDS AND REPORTS	11

PART 16 - NOTICES	11

PART 17 - EXECUTION OF DOCUMENTS	12

PART 18 - SEAL	12

PART 19 - PROHIBITIONS	12

PART 2 - INTERPRETATION

2.1     This and all other by-laws of the Corporation ("By-laws") are subject to the provisions of the Canada Business Corporations Act.

2.2     In the By-laws, unless there is something in the subject or context inconsistent therewith:

"Board" and "directors" means the directors or sole director of the Corporation for the time being.

"Act" means the Canada Business Corporations Act from time to time in force and includes the regulations made pursuant thereto.

"registered owner", "registered holder", "owner" or "holder" when used with respect to a security of the Corporation means the person registered in the securities register in respect of such security.

2.3     A reference to writing includes any visible form of representing or reproducing words.

2.4     Words importing the singular or plural, an individual or corporation, or the masculine, feminine or neuter gender will include the other or others of them respectively as the context requires.

2.5     The meaning of any words or phrases defined in the Act will, if not inconsistent with the subject or context, bear the same meaning in the By-laws.

PART 3 - SECURITIES

3.1     The securities of the Corporation will be under the control of the directors who may, subject to the rights of the holders of any securities, allot, issue, or otherwise deal with them, at such times, to such persons (including directors) in such manner, upon such terms and conditions, as they, in their absolute discretion, may determine.

Exhibit 1.2

3.2     Except as required by law or the By-laws, no person will be recognized by the Corporation as having any interest whatsoever in any security except the registered holder thereof.

3.3     If a security is registered in the names of two or more persons they will be joint holders.

3.4     Neither the Corporation nor any transfer agent will be liable for any loss occasioned to a security holder resulting from any security certificate being lost in the mail or stolen.

PART 4 - PURCHASE AND REDEMPTION OF SHARES

4.1     If the Corporation proposes to purchase or redeem some but not all of the shares of any class, the directors may, subject to the special rights and restrictions attached to such class of shares, decide the manner in which the shares to be purchased or redeemed are to be selected.

PART 5 - MEETINGS OF SHAREHOLDERS

5.1     The date, time and place of all meetings of shareholders of the Corporation will be determined by the directors.

5.2     Except as otherwise provided by the Act, where any special business to be considered at a meeting of shareholders includes considering, approving, ratifying, adopting or authorizing any document or the execution thereof or the giving of effect thereto, the notice convening the meeting will be sufficient if, with respect to such document, it states that a copy of the document is or will be available for inspection by members at the registered office of the Corporation or at such other place in Canada designated in the notice during usual business hours up to the date of such meeting of shareholders.

5.3     A quorum for a meeting of shareholders is two persons entitled to vote who are either present in person or represented by proxy.

5.4     If within half an hour from the time appointed for a meeting of shareholders there is no quorum, the meeting, if convened upon the requisition of shareholders, will terminate. In any other case it will be adjourned to the same day in the next week, at the same time and place, and, if at the adjourned meeting there is not a quorum within half an hour from the time appointed for the meeting, any shareholder entitled to attend and vote at the meeting who is present or represented by proxy or other proper authority will be the quorum.

5.5     The Chairman of the Board, if any, or in his absence the President of the Corporation or in his absence a Vice-President of the Corporation, if any, will be entitled to preside as chairman at every meeting of shareholders of the Corporation.

Exhibit 1.2

5.6     If at any meeting of shareholders neither the Chairman of the Board nor the President nor a Vice-President is present within fifteen minutes after the time appointed for holding the meeting or if present is not willing to act as chairman, the directors present will choose a chairman; but if all the directors present decline to take the chair or fail so to choose or if no director is present, the shareholders present will choose a chairman.

5.7     The chairman may, and will if so directed by the meeting, adjourn a meeting of shareholders from time to time and from place to place, but no business will be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. It will not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting unless adjourned for an aggregate of 30 days or more.

5.8     The only persons entitled to be present at a meeting of shareholders will be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles or By-laws to be present at the meeting or are otherwise permitted by the chairman of the meeting.

5.9     No motion proposed at a meeting of shareholders need be seconded and the chairman may propose a motion.

5.10     Unless the Act otherwise provides, any action to be taken by a resolution of the shareholders may be taken by an ordinary resolution.

5.11     In calling a meeting of the shareholders, the directors may determine that the meeting will be held entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting.

5.12     If the Corporation is not a distributing corporation, notice of a shareholders' meeting may be sent to the shareholders within a shorter period than that prescribed under the Act, at the discretion of the directors.

PART 6 - VOTING OF SHAREHOLDERS

6.1     Subject to any special voting rights or restrictions attached to any class of shares and the restrictions on joint holders of shares, on a show of hands every shareholder who is present in person and entitled to vote thereat will have one vote and on a ballot every shareholder present in person or represented by proxy or other proper authority will have one vote for each share of which he is the registered holder.

6.2     In the case of joint registered holders of a share the vote of the senior who exercises a vote, whether in person or by proxyholder, will be accepted to the exclusion of the votes of the other joint registered holders; and for this purpose seniority will be determined by the order in which the names stand in the central securities register. Two or more legal personal representatives of a deceased

Exhibit 1.2

shareholder whose shares are registered in the sole name of the deceased will for the purpose of this clause be deemed joint registered holders.

6.3     A shareholder of unsound mind entitled to attend and vote in respect of whom an order has been made by any court having jurisdiction may, after depositing a certified copy of such order with the Corporation, vote, whether on a show of hands or on a ballot, by his committee, curator bonis, or other person in the nature of a committee or curator bonis appointed by that court, and any such committee, curator bonis, or other person may appoint a proxyholder.

6.4     In the case of an equality of votes, whether on a show of hands or on a ballot, the chairman of the meeting at which the show of hands takes place or at which the ballot is demanded will not be entitled to a second or casting vote.

6.5     If a ballot is demanded it will be taken either at the meeting and of the shareholders present in person or represented by proxy or other proper authority at the time the ballot is taken, or at such other time and in such manner as the chairman may direct. Any business other than that upon which the ballot has been demanded may be proceeded with pending the taking of the ballot. A demand for a ballot may be withdrawn.

6.6     In any dispute as to the admission or rejection of a vote the decision of the chairman made in good faith will be final and conclusive.

6.7     On a ballot a person entitled to cast more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

6.8     A member holding more than one share in respect of which he is entitled to vote will be entitled to appoint one or more (but not more than two) proxyholders to attend, act and vote for him on the same occasion. If such a member should appoint more than one proxyholder for the same occasion he will specify the number of shares each proxyholder will be entitled to vote.

6.9     If the appointor of a proxyholder is a corporation, the form of proxy will be executed either under the seal of the corporation or under the hand of a duly authorized officer or representative of or attorney for the corporation.

6.10     Unless otherwise provided by the directors, a form of proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof must, to be valid, be deposited either at the registered office of the Corporation or at such other place as is specified for that purpose in the notice convening the meeting, or in the information circular relating thereto, not less than 48 hours, excluding Saturdays and holidays, before the time of the meeting or an adjournment thereof at which the proxy is to be used, or with the chairman of the meeting on the day of the meeting or an adjournment thereof.

6.11     A proxy may be in any form the directors or the chairman of the meeting approve, including in electronic form.

Exhibit 1.2

6.12     A vote given in accordance with the terms of a proxy will be valid notwithstanding the previous death or incapacity of the shareholder giving the proxy or the revocation of the proxy or of the authority under which the form of proxy was executed or the transfer of the share in respect of which the proxy is given, provided that no notification in writing of such death, incapacity, revocation or transfer will have been received at the registered office of the Corporation or by the chairman of the meeting or adjourned meeting for which the proxy was given before the vote is taken.

6.13     Any vote to be held at a shareholders' meeting may be held entirely by means of a telephonic, electronic or other communication facility and any person participating in a meeting of shareholders and entitled to vote at that meeting may vote by means of the telephonic, electronic or other communication facility, and by so voting will be considered to have participated in a vote by way of a show of hands or on a ballot as if that person were physically present at the meeting.

PART 7 - DIRECTORS

7.1     Where the Articles do not provide for a fixed number of directors the number of directors, being not less than the minimum nor more than the maximum authorized number, to be elected at any shareholders' meeting will be determined by the directors, failing which the number to be elected will be the same as the number of directors whose terms expire at the meeting.

7.2     The directors may determine the length of the term of office of any director to be elected, failing which the shareholders may make such determination.

7.3     The remuneration of the directors as such may from time to time be determined by the directors. Such remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Corporation who is a director. The directors will be repaid such reasonable travelling, hotel and other expenses as they incur in and about the affairs or business of the Corporation and if any director will perform any professional or other services for the Corporation that in the opinion of the directors are outside the ordinary duties of a director or will otherwise be specially occupied in or about the Corporation's affairs or business, he may be paid a remuneration to be fixed by the Board, or, at the option of such director, by resolution of the shareholders and such remuneration may be either in addition to, or in substitution for, any other remuneration that he may be entitled to receive. The directors may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Corporation or to his spouse or dependents and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

PART 8 - POWERS AND DUTIES OF DIRECTORS

Exhibit 1.2

8.1     Subject to any unanimous shareholders agreement, the powers of the Corporation will be exercised only by the directors, except those which by the Act or the By-laws are required to be exercised by a resolution of the shareholders and those referred to the shareholders by the directors.

8.2     The directors may from time to time:

(a)	borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit;
(b)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Corporation or any other person; and
(c)	mortgage, hypothecate, pledge, or charge, whether by way of specific or floating charge, or create any other security on the undertaking and the whole or any part of the property and assets (both present and future) of the Corporation.

8.3     The directors may from time to time by power of attorney or other instrument appoint any person to be the agent or the attorney of the Corporation for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under the By-laws and excepting the powers of the directors relating to the constitution of the Board and of any of its committees, the appointment or removal of officers and the power to declare dividends), for such period, with such remuneration and subject to such conditions as the directors may think fit, and any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such agent or attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him.

PART 9 - DISCLOSURE OF INTEREST OF DIRECTORS

9.1     A director may hold any office or place of profit with the Corporation in addition to his office of director for such period and on such terms (as to remuneration or otherwise) as the directors may determine and no director or intended director will be disqualified by his office from contracting with the Corporation either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Corporation in which a director is in any way interested will be voided by reason thereof.

9.2     A director or his firm may act in a professional capacity for the Corporation and he or his firm will be entitled to remuneration for professional services as if he were not a director.

Exhibit 1.2

9.3     A director may be or become a director, officer or employee of, or otherwise interested in, any corporation or firm in which the Corporation may be interested as a shareholder or otherwise, and such director will not, except as provided by the Act or the By-laws, be accountable to the Corporation for any remuneration or other benefit received by him as director, officer or employee of, or from his interest in, such other corporation or firm, unless the directors otherwise direct.

PART 10 - PROCEEDINGS OF DIRECTORS

10.1     Unless otherwise determined by the directors the President will be the Chairman of the Board.

10.2     A director may, and the Secretary will on the request of a director, call a meeting of the directors.

10.3     The Chairman of the Board, or in his absence the President, will preside as chairman at every meeting of the directors, or if there is no Chairman of the Board or neither the Chairman of the Board nor the President is present within fifteen minutes of the time appointed for holding the meeting or is willing to act as chairman, or, if the Chairman of the Board and the President have advised the Secretary that they will not be present at the meeting, the directors present will choose one of their number to be chairman of the meeting.

10.4     The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting will be decided by a majority of votes and in case of an equality of votes the Chairman of the Board will have a second or casting vote.

10.5     A director participating in a meeting by telephonic, electronic or other communications facilities which permit all persons participating in the meeting to communicate adequately, will be deemed to have agreed to such a meeting and will be counted in the quorum therefor and be entitled to speak and vote thereat.

10.6     The quorum necessary for the transaction of business by the directors may be fixed by the directors and if not so fixed will be a majority of the minimum number of directors required by the Articles.

10.7     The signing of a directors' resolution may be done in counterparts.

PART 11 - COMMITTEES

11.1     All committees may meet and adjourn as they think fit. Questions arising at any meeting will be determined by a majority of votes of the members of the committee, and in case of an equality of votes the chairman of the committee will have a second or casting vote.

Exhibit 1.2

11.2     All committees will keep minutes of their actions and will cause them to be recorded in books kept for that purpose and will report the same to the Board at such times as the Board requires. The directors will also have power at any time to revoke or override any authority given to or acts to be done by any such committees except as to acts done before such revocation or overriding and to terminate the appointment or change the membership of a committee and to fill vacancies in it. Committees may make rules for the conduct of their business and may appoint such assistants as they may deem necessary.

PART 12 - OFFICERS

12.1     The directors may decide what functions and duties each officer will perform and may entrust to and confer upon him any of the powers exercisable by them upon such terms and conditions as they think fit and may from time to time revoke, withdraw, alter or vary any of such functions, duties and powers.

PART 13 - INDEMNITY AND PROTECTION OF DIRECTORS, OFFICERS AND EMPLOYEES

13.1     Subject to the provisions of the Act, the Corporation will indemnify and, if necessary, apply to a court of competent jurisdiction for approval thereof, each director or officer or former director or officer of the Corporation or another individual who acts or acted at the Corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity. The Corporation may advance monies to a director, officer or other individual for the costs, charges and expenses of a proceeding. Each such director or officer on being elected or appointed will be deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

13.2     Subject to the provisions of the Act, the directors may cause the Corporation to indemnify any employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he may also be a director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an employee or agent of the Corporation or such related corporation. In addition the Corporation will indemnify the Secretary and any Assistant Secretary of the Corporation if he is not a full time employee of the Corporation and notwithstanding that he may also be a director and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the Secretary by the Act or these Bylaws and the Secretary and Assistant Secretary will on being appointed be deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

Exhibit 1.2

13.3     The failure of a director or officer of the Corporation to comply with the provisions of the Act, the Articles or the By-laws will not invalidate any indemnity to which he is entitled under the By-laws.

13.4     The directors may cause the Corporation to purchase and maintain insurance for the benefit of any person who is or was serving as a director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of any corporation of which the Corporation is or was a shareholder and his heirs or personal representatives against any liability incurred by him as such director, officer, employee or agent.

PART 14 - DIVIDENDS AND RESERVE

14.1     The directors may from time to time declare and authorize payment of such dividends, if any, as they deem advisable and need not give notice of such declaration to any shareholder. No dividend will be paid otherwise than out of funds or assets properly available for the payment of dividends and a declaration by the directors as to the amount of such funds or assets available for dividends will be conclusive. Any dividend may be paid wholly or in part by the distribution of specific assets and in particular by shares, bonds, debentures or other securities of the Corporation or any other corporation or in any one or more such ways as may be authorized by the directors. Where any difficulty arises with regard to such a distribution the directors may settle the same as they see fit, and in particular may fix the value for distribution of such specific assets or any part thereof, and may determine that cash payment in substitution for all or any part of the specific assets to which any shareholder is entitled will be made to the shareholder on the basis of the value so fixed in order to adjust the rights of all parties and may vest any specific assets in trustees for the persons entitled to the dividends.

14.2     Any dividend declared on shares of any class may be made payable on such date as is fixed by the directors.

14.3     If persons are registered as joint holders of any share, any one of them may give an effective receipt for any dividend, bonus or other monies payable in respect of the share.

14.4     Any dividend, bonus or other monies payable in cash in respect of shares may be paid by cheque. The mailing of such cheque will, to the extent of the sum represented thereby (plus the amount of any tax required by law to be deducted), discharge all liability for the dividend unless the cheque is not paid on presentation or the amount of tax so deducted is not paid to the appropriate taxing authority.

14.5     Notwithstanding anything contained in these By-laws the directors may from time to time capitalize any undistributed surplus on hand of the Corporation and may from time to time issue shares of the Corporation as a dividend representing such undistributed surplus on hand or any part thereof.

Exhibit 1.2

14.6     Any dividend unclaimed after a period of 12 years from the date on which the same has been declared to be payable will be forfeited and will revert to the Corporation.

PART 15 - DOCUMENTS, RECORDS AND REPORTS

15.1     No shareholder will be entitled to discovery of any information respecting any details or conduct of the Corporation's business or affairs which in the opinion of the directors it would be inexpedient in the interests of the shareholders of the Corporation to communicate to the public, and no shareholder will have any right to inspect any account or book or document of the Corporation except as conferred by statute or authorized by the Board.

PART 16 - NOTICES

16.1     Any notice required to be given by the By-laws, the Articles or the Act unless the form is otherwise specified may be given orally or in writing, and may, if the requirements of the Act for consent of the recipient have been met, be given in the form of an electronic document, as defined in the Act.

16.2     A notice in writing, statement, report or other document will have been effectively sent or given if posted prepaid, delivered, telegraphed, cabled or sent by an information system, as defined in the Act, to the person entitled thereto at his latest address recorded on a register maintained by the Corporation or its transfer agent; and a certificate signed by the Secretary or other officer of the Corporation or of any other corporation acting on behalf of the Corporation that the notice, statement, report or other document was so sent or given will be conclusive evidence thereof.

16.3     A notice, statement, report or other document may be given by the Corporation to the joint holders of a share by giving it to any of them.

16.4     A notice, statement, report or other document may be given by the Corporation to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder in the same manner as the same might have been given if the death, bankruptcy or incapacity had not occurred.

16.5     Notice of each directors' meeting, except a directors' meeting held immediately following an annual general meeting of which no notice will be required, will be given to every director except a director who has waived notice or is absent from Canada.

16.6     The accidental omission to give notice of a meeting to, or the non-receipt thereof by, any person entitled to receive notice will not invalidate the proceedings at that meeting.

Exhibit 1.2

16.7     Every notice of a meeting will specify the place, day and time of the meeting and, if for a general meeting, the general nature of all special business intended to be conducted thereat, unless specified in an information circular relating thereto.

16.8     Any person may waive his entitlement to receive a notice or document and may at any time withdraw such waiver. After the waiver is received by the Corporation and until it is withdrawn no notice or document need be sent to such person. Meetings held without notice being given to any such person will not have been improperly called by reason thereof.

16.9     Not less than two hours' notice of a directors' meeting requiring notice will be given.

16.10     Where in these By-laws any period of time dating from a given day, act or event is prescribed the time will be reckoned exclusive of such day, act or event.

PART 17 - EXECUTION OF DOCUMENTS

17.1     Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by any one director or officer and all contracts, documents and instruments so signed will be binding upon the Corporation without any further authorization or formality. The directors may, from time to time, by resolution require that all or specific contracts, documents or instruments in writing be signed on behalf of the Corporation by two or more of any combination of any director or any officer of the Corporation.

PART 18 - SEAL

18.1     The corporate seal of the Corporation, if any, may be affixed to contracts, documents and instruments in writing signed in accordance with Part 17 of these Bylaws or by any director or officer specifically appointed by resolution of the directors, but any such contract, document or instrument in writing is not invalid merely because the corporate seal is not affixed to it.

18.2     The Corporation may have an official seal for use in any other province, state, territory or country.

18.3     The seal of the Corporation may be reproduced on any document by an impression thereon or by any other means or form approved by the Board.

PART 19 - PROHIBITIONS

Exhibit 1.2

19.1     If and so long as the Company is not a distributing corporation, the directors may, without assigning reasons, refuse to register the transfer of any security, except as otherwise provided by the Act.

ENACTED by the Board on April 30, 2004.

“Anne Kramer”	“Robert Kramer”
President	Secretary

CONFIRMED by the shareholders in accordance with the Act on June 30 , 2004.

“Robert Kramer”
Secretary